Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

SECOND QUARTER FISCAL 2020

Performance Reflects Continued Strategic and Operational Execution During COVID-19

GAAP Results Include Non-Cash Impairment Charge Related to Goodwill and Intangibles

Operational Results Driven by Work Order Demand and Proactive Cost Management

Liquidity Further Enhanced By Recent Credit Facility Amendment

Declaration of 217th Consecutive Quarterly Dividend

New York, NY - June 17, 2020 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the second quarter of fiscal 2020.

Scott Salmirs, President and Chief Executive Officer of ABM Industries commented, “Very shortly following the announcement of our first quarter results, the COVID-19 pandemic spread rapidly throughout the country and the world. We immediately mobilized to respond to the critical needs of our clients while focusing on protecting our team members. As an essential service provider, we have been called on to keep customers’ facilities safe and sanitized and the response has been overwhelming.”

Mr. Salmirs continued, “The underlying profit and margin performance we achieved during the second quarter illustrates our ability to rapidly and effectively deploy our services to meet the heightened demand across our diversified end-markets. We leveraged our variable business model to adapt to an ever-changing operating environment that uniquely impacted each of our industry groups as client demands modulated up and down throughout the quarter. I have never been prouder of ABM’s ability to rise to a challenge that has impacted our team members and our clients so deeply. Our best-in-class execution, and status as a trusted advisor to our clients, continues to differentiate us.”

	Three Months Ended April 30,		Increase/ (Decrease)	Six Months Ended April 30,		Increase/ (Decrease)
(in millions, except per share amounts) (unaudited)	2020	2019		2020	2019

Revenues	$1,496.0	$1,594.7	(6.2)%	$3,109.0	$3,202.6	(2.9)%

Operating (loss) profit[1]	$(116.7)	$54.5	NM*	$(70.8)	$84.8	NM*

(Loss) income from continuing operations[1]	$(136.8)	$29.9	NM*	$(108.9)	$42.9	NM*
(Loss) income from continuing operations per diluted share[1]	$(2.05)	$0.45	NM*	$(1.63)	$0.64	NM*

Adjusted income from continuing operations	$40.4	$31.5	28.3%	$66.6	$52.3	27.3%
Adjusted income from continuing operations per diluted share	$0.60	$0.47	27.7%	$0.99	$0.78	26.9%

Net (loss) income[1]	$(136.8)	$29.7	NM*	$(108.8)	$42.7	NM*
Net (loss) income per diluted share[1]	$(2.05)	$0.45	NM*	$(1.63)	$0.64	NM*

Adjusted EBITDA	$91.0	$84.7	7.4%	$159.8	$153.5	4.1%
Adjusted EBITDA margin	6.1%	5.3%	80 bps	5.1%	4.8%	30 bps

Net cash provided by operating activities of continuing operations	$162.3	$95.8	69.4%	$127.8	$56.5	NM*
Free cash flow	$154.6	$79.8	93.7%	$108.9	$28.8	NM*

1 FY 2020 includes pre-tax non-cash goodwill and intangible impairment charge of $172.8 million, $170.6 million after tax or $2.55 per diluted share.

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, “Adjusted EBITDA margin”, defined as adjusted EBITDA divided by revenue, “Adjusted income from continuing operations,” “Adjusted income from continuing operations per diluted share” and “free cash flow”. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Second Quarter Summary

•	Revenue of $1,496.0 million, a decrease of 6.2% versus last year, reflecting ongoing impact of COVID-19 operating environment.

•	New bookings of approximately $541 million in annualized revenue for the first half of fiscal 2020.

•	GAAP income from continuing operations include a pre-tax, non-cash impairment charge related to goodwill and intangible assets of $172.8 million, or $2.55 per diluted share, which led to a loss of $136.8 million, or $2.05 per diluted share for the second quarter of fiscal 2020.

•	Adjusted income from continuing operations of $40.4 million, or $0.60 per diluted share versus$31.5 million, or $0.47 per diluted share last year.

•	Adjusted EBITDA of $91.0 million compared to $84.7 million last year, resulting in an adjusted EBITDA margin of 6.1%.

•	Net cash provided by continuing operating activities of $162.3 million and free cash flow of $154.6 million, reflecting one of the strongest quarterly performances by the Company, driven by the preservation of cash and increase in liquidity through collections and strategic management of expenses and payables.

•	Total debt to bank-defined pro forma adjusted EBITDA of 3.68x, or total debt to pro forma adjusted EBITDA of 3.97x as defined in the Company’s previous credit facility, leading to compliance with all covenants under both its previous and newly amended credit facility.

•	In response to COVID-19, Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020. The CARES Act included business tax provisions allowing for the deferral of certain payroll tax remittance to future years and the creation of a refundable credit for employee retention. While the Company has adopted some of these allowances, they did not have a material impact as of April 30, 2020.

Second Quarter Results

For the second quarter of fiscal 2020, the Company reported revenues of approximately $1.5 billion, down 6.2% versus the second quarter of fiscal 2019. Revenue declines were primarily driven by COVID-19 related disruptions, facility closures, and service scope changes, particularly within the Aviation, Technical Solutions and Education segments. Significant demand for COVID-19 related Work Orders (tags) in the Business & Industry, Technology & Manufacturing and Education segments partially offset these results.

The COVID-19 pandemic has had a dramatic impact on economic and market conditions, particularly within the Education, Aviation, and Technical Solutions segments. As a result, the Company recorded a pre-tax, non-cash impairment charge related to goodwill and intangible assets of $172.8 million during the quarter, or $2.55 per diluted share, related to Education, Aviation, and UK-based Technical Solutions segments.

On a GAAP basis, the Company reported a loss from continuing operations of $136.8 million, or $2.05 per diluted share, driven primarily by the aforementioned impairment charges. These results compare to income from continuing operations of $29.9 million, or $0.45 per diluted share, last year.

Adjusted income from continuing operations for the second quarter of 2020 was $40.4 million, or $0.60 per diluted share, compared to $31.5 million, or $0.47 per diluted share for the second quarter of fiscal 2019. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the “Reconciliation of Non-GAAP Financial Measures” table.

Results from continuing operations for the quarter on both a GAAP and adjusted basis primarily reflect a significant increase in higher margin Work Orders as clients reacted to COVID-19 during the quarter. The Company also demonstrated its nimble operating model by managing direct labor and related personnel costs to align with the operating environment. Additionally, the Company also reduced certain corporate expenses such as information technology costs and share-based compensation.

Net loss for the second quarter of 2020 was $136.8 million, or $2.05 per diluted share, compared to net income of $29.7 million, or $0.45 per diluted share last year.

Adjusted EBITDA for the quarter was $91.0 million compared to $84.7 million in the second quarter of fiscal 2019. Adjusted EBITDA margin for the quarter was 6.1% versus 5.3% last year. Adjusted results exclude items impacting comparability.

Liquidity & Capital Structure

On March 24, 2020, as a precautionary measure, the Company elected to fully draw on its remaining revolving line of credit adding approximately $300 million of capacity to its balance sheet. The Company’s cash position totaled $555.9 million as of April 30, 2020. As announced on May 28, 2020, the Company amended its Credit Facility to reflect these borrowings, enhance flexibility through the COVID-19 pandemic, and preempt a scheduled stepdown to its maximum total leverage ratio by July 31, 2020.

The Company ended the quarter with total debt of $1,357.5 million, including $153.1 million in standby letters of credit.

Total debt to pro forma adjusted EBITDA (including standby letters of credit) was 3.68x for the second quarter of fiscal 2020.

Applying the full $555.9 million of cash and cash equivalents on the Company’s balance sheet, total debt to pro forma adjusted EBITDA is 2.34x.

During the quarter, the Company repurchased approximately 0.2 million shares of common stock for $5.1 million. In March 2020, the Company suspended all further share repurchases. As of April 30, 2020, $144.9 million of repurchases remained under the $150.0 million share repurchase authorization.

In addition, the Company paid its 216th quarterly cash dividend of $0.185 per common share for a total distribution of $12.3 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.185 per common share payable on August 3, 2020, to shareholders of record on July 2, 2020. This will be the Company’s 217th consecutive quarterly cash dividend.

Guidance

On March 26, 2020, the Company withdrew its previously issued fiscal 2020 guidance outlook due to the extraordinary and evolving nature of the COVID-19 pandemic.

Mr. Salmirs concluded, “Now, more than ever, there is a higher degree of awareness for professional sanitization, hygiene and safety. The competitive advantages of our national scale, supply chain and advisory resources, is unparalleled. Our proprietary EnhancedClean™ offering will give our clients a holistic, programmatic and specialized approach to cleaning and sanitizing as they develop their plans to reopen. While the duration and ultimate impact of this pandemic remain highly uncertain, we believe there will be a more permanent and robust shift toward the services that differentiate us in the market. ABM is in a great position to leverage our strengths in the future.”

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, June 18, 2020, at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the “Investors” section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through July 2, 2020, and can be accessed by dialing (844) 512-2921 and then entering ID #13704566.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.5 billion and approximately 140,000 employees in 350+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: The COVID-19 pandemic has had and is expected to continue having a negative effect on the global economy, and the United States economy, and has disrupted and is expected to continue disrupting our operations and our clients’ operations, which has adversely affected and may continue to adversely affect our business, results of operations, cash flows, and financial condition; our success depends on our ability to gain profitable business despite competitive market pressures; our business success depends on our ability to attract and retain qualified personnel and senior management and to manage labor costs; our ability to preserve long-term client relationships is essential to our continued success; changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of strategic transformations, enhanced business processes, and technology initiatives may not have the desired effects on our financial condition and results of operations; acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations; we manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that adjustments to our ultimate insurance loss reserves could result in material charges against our earnings; our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union organizing drives; our business may be materially affected by changes to fiscal and tax policies, and negative or unexpected tax consequences could adversely affect our results of operations; changes in general economic conditions, such as changes in energy prices, government regulations, or consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; future increases in the level of our borrowings or in interest rates could affect our results of operations; impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock; our business may be negatively impacted by adverse weather conditions; catastrophic events, disasters, and terrorist attacks could disrupt our services; and actions of activist investors could disrupt our business. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the second quarter of fiscal years 2020 and 2019. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the second quarter of fiscal years 2020 and 2019. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented Free Cash Flow which is defined as net cash provided by operating activities less additions to property, plant and equipment. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations & Treasury:	Susie A. Kim
(212) 297-9721
susie.kim@abm.com

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,		Increase /
(in millions, except per share amounts)	2020	2019	(Decrease)
Revenues	$1,496.0	$1,594.7	(6.2)%
Operating expenses	1,306.1	1,414.2	(7.6)%
Selling, general and administrative expenses	119.4	108.4	10.1%
Restructuring and related expenses	1.8	2.7	(33.1)%
Amortization of intangible assets	12.5	14.8	(15.5)%
Impairment loss	172.8	—	NM*
Operating (loss) profit	(116.7)	54.5	NM*
Income from unconsolidated affiliates	0.9	0.8	18.5%
Interest expense	(10.5)	(12.8)	(18.3)%
(Loss) income from continuing operations before income taxes	(126.2)	42.5	NM*
Income tax provision	(10.6)	(12.6)	(15.8)%
(Loss) income from continuing operations	(136.8)	29.9	NM*
Loss from discontinued operations, net of taxes	—	(0.2)	NM*
Net (loss) income	$(136.8)	$29.7	NM*
Net (loss) income per common share — Basic
(Loss) income from continuing operations	$(2.05)	$0.45	NM*
(Loss) from discontinued operations	—	—	NM*
Net (loss) income	$(2.05)	$0.45	NM*
Net (loss) income per common share — Diluted
(Loss) income from continuing operations	$(2.05)	$0.45	NM*
(Loss) from discontinued operations	—	—	NM*
Net (loss) income	$(2.05)	$0.45	NM*
Weighted-average common and common equivalent shares outstanding
Basic	66.9	66.5
Diluted(1)	66.9	66.8
Dividends declared per common share	$0.185	$0.180

*	Not meaningful (due to variance greater than or equal to +/-100%)

(1)	The dilutive impact of the Company’s PSUs, RSUs and stock options has been excluded from the calculation of diluted (loss) earnings per share for the three and six months ended April 30, 2020 because their inclusion would have an antidilutive effect on the net loss per share.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION (UNAUDITED)

	Six Months Ended April 30,		Increase /
(in millions, except per share amounts)	2020	2019	(Decrease)
Revenues	$3,109.0	$3,202.6	(2.9)%
Operating expenses	2,739.9	2,860.2	(4.2)%
Selling, general and administrative expenses	237.0	221.1	7.2%
Restructuring and related expenses	5.0	6.5	(23.5)%
Amortization of intangible assets	25.1	30.0	(16.3)%
Impairment loss	172.8	—	NM*
Operating (loss) profit	(70.8)	84.8	NM*
Income from unconsolidated affiliates	1.8	1.7	7.5%
Interest expense	(20.7)	(26.3)	(21.3)%
(Loss) income from continuing operations before income taxes	(89.7)	60.2	NM*
Income tax provision	(19.2)	(17.3)	11.1%
(Loss) income from continuing operations	(108.9)	42.9	NM*
Income (loss) from discontinued operations, net of taxes	0.1	(0.2)	NM*
Net (loss) income	$(108.8)	$42.7	NM*
Net (loss) income per common share — Basic
(Loss) income from continuing operations	$(1.63)	$0.65	NM*
(Loss) from discontinued operations	—	—	NM*
Net (loss) income	$(1.63)	$0.64	NM*
Net (loss) income per common share — Diluted
(Loss) income from continuing operations	$(1.63)	$0.64	NM*
Income from discontinued operations	—	—	NM*
Net (loss) income	$(1.63)	$0.64	NM*
Weighted-average common and common equivalent shares outstanding
Basic	66.9	66.4
Diluted(1)	66.9	66.7
Dividends declared per common share	$0.370	$0.360

*	Not meaningful (due to variance greater than or equal to +/-100%)
(1)	The dilutive impact of the Company’s PSUs, RSUs and stock options has been excluded from the calculation of diluted (loss) earnings per share for the three and six months ended April 30, 2020 because their inclusion would have an antidilutive effect on the net loss per share.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(in millions)	2020	2019
Net cash provided by operating activities of continuing operations	$162.3	$95.8
Net cash used in operating activities of discontinued operations	—	(0.2)
Net cash provided by operating activities	$162.2	$95.7
Additions to property, plant and equipment	(7.6)	(15.9)
Other	0.7	0.2
Net cash used in investing activities	$(7.0)	$(15.7)
Proceeds from issuance of share-based compensation awards, net	1.0	1.7
Repurchases of common stock	(5.1)	—
Dividends paid	(12.3)	(11.9)
Borrowings from credit facility	623.3	308.2
Repayment of borrowings from credit facility	(289.5)	(344.2)
Changes in book cash overdrafts	11.8	(11.4)
Financing of energy savings performance contracts	—	1.6
Repayment of finance leases	(0.7)	(0.9)
Net cash provided by (used in) financing activities	$328.4	$(57.0)
Effect of exchange rate changes on cash and cash equivalents	2.4	0.1

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Six Months Ended April 30,
(in millions)	2020	2019
Net cash provided by operating activities of continuing operations	$127.8	$56.5
Net cash provided by (used in) operating activities of discontinued operations	0.1	(0.2)
Net cash provided by operating activities	$128.0	$56.3
Additions to property, plant and equipment	(19.1)	(27.5)
Other	9.8	0.4
Net cash used in investing activities	$(9.3)	$(27.1)
Taxes withheld from issuance of share-based compensation awards, net	(1.4)	(0.7)
Repurchases of common stock	(5.1)	—
Dividends paid	(24.6)	(23.8)
Borrowings from credit facility	1,048.3	665.8
Repayment of borrowings from credit facility	(658.1)	(653.8)
Changes in book cash overdrafts	18.2	(4.1)
Financing of energy savings performance contracts	1.1	3.4
Repayment of capital lease obligations	(1.5)	(1.8)
Net cash provided by (used in) financing activities	$376.8	$(15.0)
Effect of exchange rate changes on cash and cash equivalents	2.0	0.4

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	April 30, 2020	October 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$555.9	$58.5
Trade accounts receivable, net of allowances	952.2	1,013.2
Costs incurred in excess of amounts billed	67.7	72.6
Prepaid expenses	75.0	75.7
Other current assets	64.2	55.5
Total current assets	1,715.0	1,275.4
Other investments	10.6	14.0
Property, plant and equipment, net of accumulated depreciation	140.9	150.3
Right-of-use assets	158.8	—
Other intangible assets, net of accumulated amortization	262.9	297.2
Goodwill	1,669.4	1,835.4
Other noncurrent assets	121.6	120.3
Total assets	$4,079.2	$3,692.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt, net	$87.4	$57.2
Trade accounts payable	249.4	280.7
Accrued compensation	152.0	189.3
Accrued taxes—other than income	71.3	63.6
Insurance claims	162.4	149.8
Income taxes payable	24.1	3.5
Current portion of lease liabilities	36.0	—
Other accrued liabilities	158.6	158.2
Total current liabilities	941.2	902.4
Long-term debt, net	1,105.7	744.2
Long-term lease liabilities	144.8	—
Deferred income tax liability, net	32.4	47.7
Noncurrent insurance claims	370.7	365.2
Other noncurrent liabilities	77.5	78.8
Noncurrent income taxes payable	11.7	12.2
Total liabilities	2,684.0	2,150.6
Total stockholders' equity	1,395.2	1,542.0
Total liabilities and stockholders’ equity	$4,079.2	$3,692.6

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING (LOSS) PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase/
(in millions)	2020	2019	(Decrease)
Revenues
Business & Industry	$785.6	$807.7	(2.7)%
Technology & Manufacturing	233.7	224.3	4.2%
Aviation	184.7	250.0	(26.1)%
Education	200.1	209.3	(4.4)%
Technical Solutions	122.3	135.9	(10.0)%
Elimination of inter-segment revenues	(30.4)	(32.6)	6.8%
Total revenues	$1,496.0	$1,594.7	(6.2)%
Operating (loss) profit
Business & Industry	$59.2	$49.2	20.4%
Technology & Manufacturing	19.7	19.2	2.7%
Aviation (2020 includes $61.1m impairment charge)	(60.5)	4.8	NM*
Education (2020 includes $99.3m impairment charge)	(85.8)	10.5	NM*
Technical Solutions (2020 includes $12.4m impairment charge)	(8.4)	10.6	NM*
Corporate	(39.5)	(38.9)	(1.7)%
Adjustment for income from unconsolidated affiliates, included in Aviation	(0.9)	(0.8)	(18.5)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.4)	—	NM*
Total operating (loss) profit	(116.7)	54.5	NM*
Income from unconsolidated affiliates	0.9	0.8	18.5%
Interest expense	(10.5)	(12.8)	(18.3)%
(Loss) income from continuing operations before income taxes	(126.2)	42.5	NM*
Income tax provision	(10.6)	(12.6)	(15.8)%
(Loss) income from continuing operations	(136.8)	29.9	NM*
Loss from discontinued operations, net of taxes	—	(0.2)	NM*
Net (loss) income	$(136.8)	$29.7	NM*

* Not meaningful (due to variance greater than or equal to +/-100%)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING (LOSS) PROFIT BY SEGMENT (UNAUDITED)

	Six Months Ended April 30,		Increase/
(in millions)	2020	2019	(Decrease)
Revenues
Business & Industry	$1,606.5	$1,636.6	(1.8)%
Technology & Manufacturing	467.6	460.4	1.6%
Aviation	423.5	502.4	(15.7)%
Education	408.0	418.2	(2.4)%
Technical Solutions	264.3	252.0	4.9%
Elimination of inter-segment revenues	(61.0)	(67.0)	9.0%
Total revenues	$3,109.0	$3,202.6	(2.9)%
Operating (loss) profit
Business & Industry	$97.4	$86.0	13.4%
Technology & Manufacturing	36.3	37.4	(2.7)%
Aviation (2020 includes $61.1m impairment charge)	(54.9)	8.7	NM*
Education (2020 includes $99.3m impairment charge)	(74.6)	20.8	NM*
Technical Solutions (2020 includes $12.4m impairment charge)	(0.1)	17.3	NM*
Government Services	—	(0.1)	74.5%
Corporate	(72.8)	(83.6)	12.8%
Adjustment for income from unconsolidated affiliates, included in Aviation	(1.8)	(1.7)	(9.8)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.4)	—	NM*
Total operating (loss) profit	(70.8)	84.8	NM*
Income from unconsolidated affiliates	1.8	1.7	7.5%
Interest expense	(20.7)	(26.3)	(21.3)%
(Loss) income from continuing operations before income taxes	(89.7)	60.2	NM*
Income tax provision	(19.2)	(17.3)	11.1%
(Loss) income from continuing operations	(108.9)	42.9	NM*
Income (loss) from discontinued operations, net of taxes	0.1	(0.2)	NM*
Net (loss) income	$(108.8)	$42.7	NM*

* Not meaningful (due to variance greater than or equal to +/-100%)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Reconciliation of (Loss) Income from Continuing Operations to Adjusted Income from Continuing Operations
(Loss) income from continuing operations	$(136.8)	$29.9	$(108.9)	$42.9
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	3.9	—	(2.7)	5.0
Other(c)	0.2	0.2	(0.4)	2.4
Restructuring and related(d)	1.8	2.7	5.0	6.5
Legal costs and other settlements	3.4	(0.6)	5.1	(0.9)
Impairment loss	172.8	—	172.8	—
Total items impacting comparability	182.0	2.3	179.7	13.1
Income tax benefit(e)(f)	(4.8)	(0.6)	(4.2)	(3.7)
Items impacting comparability, net of taxes	177.2	1.6	175.5	9.4
Adjusted income from continuing operations	$40.4	$31.5	$66.6	$52.3

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(136.8)	$29.7	$(108.8)	$42.7
Items impacting comparability	182.0	2.3	179.7	13.1
(Income) loss from discontinued operations	—	0.2	(0.1)	0.2
Income tax provision	10.6	12.6	19.2	17.3
Interest expense	10.5	12.8	20.7	26.3
Depreciation and amortization	24.7	27.1	49.1	53.9
Adjusted EBITDA	$91.0	$84.7	$159.8	$153.5

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Reconciliation of (Loss) Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
(Loss) income from continuing operations per diluted share	$(2.05)	$0.45	$(1.63)	$0.64
Items impacting comparability, net of taxes	2.64	0.02	2.62	0.14
Adjusted income from continuing operations per diluted share	$0.60	$0.47	$0.99	$0.78

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$162.2	$95.7	$128.0	$56.3
Additions to property, plant and equipment	(7.6)	(15.9)	(19.1)	(27.5)
Free Cash Flow	$154.6	$79.8	$108.9	$28.8

(a)	The Company adjusts (loss) income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b)	Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from (loss) income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the three and six months ended April 30, 2020, our self-insurance general liability, workers’ compensation, and automobile and medical and dental insurance claims related to prior period accident years increased by $3.9 million and decreased by $2.7 million, respectively. For the six months ended April 30, 2019, the liability increased by $5.0 million.

(c)	Primarily represents one-time implementation costs related to the Company's transformational IT infrastructure projects and requirements associated with General Data Protection Regulation standards.

(d)	Represents restructuring costs related to the continued integration of GCA acquisition in September 2017.

(e)	The Company's tax impact is calculated using the federal and state statutory rate of 28.11% for US and 19% for UK for FY 2020 and FY 2019. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(f)	FY20 QTD and YTD includes a $45.2M tax charge related to impairment of nondeductible goodwill.